Exhibit 99.1

The First Bancshares to Participate in the 2021 HOVDE Group Financial Services Conference

HATTIESBURG, Miss.--(BUSINESS WIRE)--November 3, 2021--The First Bancshares, Inc. (NASDAQ: FBMS), holding company for The First, A National Banking Association, (www.thefirstbank.com) announced that company representatives will participate in the 2021 HOVDE Group Financial Services Conference, which is being held November 3, 2021 through November 5, 2021 in Phoenix, Arizona at the Arizona Biltmore, and will have one-on-one meetings with certain bank stock analysts and investors beginning on November 4, 2021.

The presentation prepared for use during these meetings will be available at the company’s website www.thefirstbank.com under Investor Relations>Presentations and Press Releases>Presentations.

The First Bancshares, Inc., headquartered in Hattiesburg, Mississippi, is the parent company of The First, A National Banking Association. Founded in 1996, the First has operations in Mississippi, Louisiana, Alabama, Florida and Georgia. The Company’s stock is traded on NASDAQ Global Market under the symbol FBMS. Information is available on the Company’s website: www.thefirstbank.com.

Contacts

M. Ray “Hoppy” Cole, CEO or
DeeDee Lowery, CFO
Phone: 601-268-8998